Exhibit 10.1

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DOMAIN NAME PURCHASE AGREEMENT

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made as of March 23, 2022 (“Effective Date”)

by and among

BioNTech SE

An der Goldgrube 12, 55131 Mainz, Germany

(“Purchaser”)

and

Bion Environmental Technologies, Inc.

PO Box

323, 9 East Park Court,

Old Bethpage, NY 11804 United States

(the “Seller”)

The Purchaser and the Seller are together referred to as the “Parties” and individually as a “Party”.

WHEREAS Seller is the owner of the Internet domain names <biontech.com> registered on May 29, 1998 and <bionetch.com> registered on August 19, 2021 (the “Domain Names”), and is the registrant of record for the Domain Names with Sav.com, LLC for <biontech.com> and PDR Ltd. d/b/a PublicDomainRegistry.com for <bionetch.com> as registrars (the “Registrars”).

WHEREAS the Parties have entered into Unilateral Confidentiality Agreement on December 20, 2021 (the “Confidentiality Agreement”) governing the confidentiality of negotiations on potential purchase of Domain Names.

WHEREAS Seller is publicly listed company that has an obligation towards the US Securities and Exchange Commission (the “SEC”) to report entering into material definitive agreement not made in the ordinary course of business by disclosing the date on which the agreement was entered into, the identity of the parties to the agreement, a brief description of any material relationship between the parties, other than in respect of the material definitive agreement and a brief description of the terms and conditions of the agreement (the “SEC Disclosure Obligation”).

WHEREAS the transaction governed by this Agreement is likely to fall under the SEC Disclosure Obligation and the Seller is therefore obliged to disclose the information on this transaction to SEC.

WHEREAS Seller has commissioned Mr. Alexander Schubert with the address Ernestines Iela 38-6, LV-1046 Riga, Latvia (“Mr. Alexander Schubert”) to conduct the negotiations regarding the sale of Domain Names on its behalf.

WHEREAS Purchaser wants to purchase from Seller all of Seller’s rights, title, and interest in and to the Domain Names and any and all goodwill associated therewith.

WHEREAS Seller has agreed to sell, assign, transfer, and deliver to Purchaser all of its rights, title, and interest in and to the Domain Names, including any and all goodwill associated therewith subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Assignment and Transfer

1.1.	Seller hereby irrevocably sells, assigns, and transfers to Purchaser all of Seller’s and its affiliates’ rights, title, and interest in and to the Domain Names, and any goodwill associated therewith. Purchaser hereby accepts such assignment and transfer.

1.2.	Seller hereby irrevocably consents and authorizes the Registrars to transfer Domain Names to Purchaser in accordance with the regular transfer procedures of Registrars. Seller and its officers, directors, representatives, employees, agents and affiliates shall hereafter take such other actions and execute such other agreements and instruments as are reasonably deemed necessary by Purchaser or the Registrars to document Seller's assignment and transfer of the Domain Names to Purchaser.

1.3.	Seller will cooperate promptly in facilitating the transfer to Purchaser of the Domain Names with the Registrars and will follow the rules designated by the Registrars to effect such transfer, including responding to the e-mail sent to Seller’s contact from the Registrars confirming the transfer of the Domain Names to Purchaser within 1 day from the receipt of such e-mail.

1.4.	Seller hereby agrees to transfer the Domain Names to the registrar of Purchaser’s choice.

2.	Payment and Transaction

2.1.	In full consideration of Seller’s transfer to Purchaser of all rights, title, and interest in and to the Domain Name, Purchaser shall pay Seller the total sum of 950,000.00 USD (the “Funds”).

2.2.	The Parties agree that the payment and transaction under this Agreement will be completed by use of the escrow agent “escrow.com” (the “Escrow Agent”) under terms of confidentiality no less strict than in this Agreement.

2.3.	The transaction shall occur as follows: Contemporaneous with the execution of this Agreement by both Parties, (i) Purchaser and Seller shall open accounts with Escrow Agent; (ii) Purchaser shall deposit the Funds by wire to the Escrow Agent; (iii) Seller shall initiate the transaction with Escrow Agent whereas the transaction will consist of Seller’s obligation to transfer the Domain Names to Purchaser and Purchaser’s obligation to transfer the Funds to Seller; (iv) Seller shall transfer the Domain Names to the Purchaser by initiating issuance of authorization codes (auth-codes) from Registrars and providing the same to Purchaser within 1 day from their issuance in order to allow Purchaser’s registrar to initiate transfer of Domain Names. Upon initiation of transfer of Domain Names, Seller will confirm the transfer of Domain Names by confirmation e-mails within 1 day from the receipt of e-mails from Registrar requesting the confirmation of the transfer; (v) Purchaser will confirm the successful transfer of the Domain Names to the Escrow Agent and authorize the release of the Funds to the Seller.

2.4.	Purchaser shall bear the costs and fees of the Escrow Agent in connection with the transaction.

2.5.	Each Party shall bear its own costs in relation to this Agreement and negotiations for entering into this Agreement, including but not limited to costs of external consultants, lawyers, feasibility studies, appraisals, etc. Each Party shall pay the taxes to which such Party is addressee in event that transaction governed by this Agreement is subject to taxation.

3.	Future Use of Domain Names

3.1.	Once Purchaser becomes the owner and the registrant of the Domain Names, Seller and its officers, directors, representatives, employees, agents and affiliates shall not make any use, either for their own benefit or for the benefit of any other person or entity, of the Domain Names.

3.2.	As of the date Purchaser becomes the owner and the registrant of the Domain Names, Purchaser shall, as the sole owner of the Domain Names, have the exclusive right to use or otherwise transfer the Domain Names. Purchaser shall have no obligations or duties to maintain previous content associated with Domain Names or to use Domain Names in any manner required by Seller (including configuration or maintaining of any e-mail addresses associated with Seller).

4.	Liabilities

4.1.	Purchaser shall not assume or become obligated in any way to pay any liabilities, debts, or obligations of Seller whatsoever, including, but not limited to, any liabilities or obligations now or hereafter arising from Seller’s business activities that took place prior to the execution of this Agreement or any liabilities arising out of or connected to the execution of this Agreement.

4.2.	Seller shall indemnify and hold harmless Purchaser and its officers, directors, representatives, employees, agents and affiliates against any loss or claim related to the foregoing. Notwithstanding the foregoing, Purchaser shall assume any and all liabilities and obligations associated with the Domain Names therewith arising out of or related to Purchaser’s use of the Domain Names.

4.3.	The indemnification procedures are set forth in Section 6.

5.	Representations and Warranties

5.1.	Purchaser represents and warrants that (i) Purchaser has full power and authority to enter into this Agreement and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by Purchaser, will be duly and validly executed and delivered and will be the valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms.

5.2.	Seller represents and warrants that it is the lawful and exclusive registrant of the Domain Names and no other party has any right to registration of the Domain Names or has otherwise made any claim to the Domain Names. Seller further represents and warrants that (i) Seller has full power and authority to enter into this Agreement, free of the claims of any third parties, and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligation of Seller, enforceable against Seller, in accordance with its terms; (iii) neither the signing and delivery of this Agreement by Seller, nor the performance by Seller of its obligations under this Agreement, will violate any law, statute, rule, or regulation or order, judgment, injunction, or decree of any court, administrative agency, or governmental body applicable to Seller; (iv) Seller has not taken any action to assign, transfer, or encumber the Domain Names; (v) Seller is not legally bound by any agreements or obligation relating to the Domain Names that could (a) obligate Seller or Purchaser to license or otherwise grant rights to any other person or entity in the Domain Names (whether owned or used by the Seller or Purchaser), (b) result in a claim against or lien on the Domain Names, or (c) prohibit the arrangements contemplated hereby or result in a claim with respect to the Domain Names; (vi) Seller owns and possesses all rights, title, and interest in and to the Domain Names; (vii) Seller has no knowledge of any existing threatened or known claims or liabilities related to the use of the Domain Names; and (vii) the Domain Names are free and clear of any liens, security interests, or other encumbrances.

6.	Indemnification

6.1.	Each Party shall indemnify and hold harmless the other Party, its officers, directors, representatives, employees, agents, affiliates, successors, and assigns for any and all costs, expenses, and liabilities, including reasonable attorney's fees, arising out of such Party’s acts or omissions in performing or failing to perform its obligation under this Agreement, including breach of any provision, representation, or warranty set forth in this Agreement.

6.2.	The obligations of each Party (the “Indemnitor”) under this Agreement to defend, indemnify, and hold harmless the other Party and its affiliates, and their respective officers, directors, representatives, employees, agents and affiliates (each, an “Indemnitee”) shall be subject to the following: (a) the Indemnitee shall provide the Indemnitor with prompt notice of any claims, demands, causes of action, proceedings, or lawsuits (“Claim”) giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve the Indemnitor of its obligation to defend, indemnify, and hold the Indemnitee harmless to the extent it reasonably demonstrates its defense or settlement of the Claim was adversely affected thereby; (b) the Indemnitor shall have sole control of the defense and of all negotiations for settlement of such Claim; and (c) the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such Claim at the Indemnitor’s expense.

6.3.	Notwithstanding the foregoing, the Indemnitor shall not settle any claim unless such settlement completely and forever releases the Indemnitee from all liability with respect to such Claim or unless the Indemnitee consents to such settlement in writing. Where the Indemnitor does not request the Indemnitee to cooperate in the defense or settlement of any such Claim in which the Indemnitee is involved, the Indemnitee may participate in the defense of the Claim at its own expense.

7.	Confidentiality

7.1.	Subject to the terms of this section 7, the Parties agree to keep the existence and the terms of this Agreement confidential, as well as all the information related to the transfer of the Domain Names.

7.2.	The Parties agree to extend the terms of the Confidentiality Agreement to this Agreement.

7.3.	The Parties may only disclose this Agreement and the terms thereof (i) to their employees, auditors, external counsels or other legal representatives who require the information and who are bound by a duty of confidentiality, or (ii) for the enforcement of the Agreement, or (iii) as required by law or regulations, or (iv) to answer a tax claim or to report to government agencies or bodies.

7.4.	Purchaser acknowledges that Seller may be obliged to disclose the terms of this Agreement to the SEC in accordance with SEC Disclosure Obligation. Purchaser herewith agrees to such disclosure provided that Seller inform Purchaser in advance about all relevant information it intends to disclose to SEC within the SEC Disclosure Obligation. In event that, at any moment in time, SEC requires any additional information from the Seller related to this Agreement and the terms thereof, Seller shall notify Purchaser without any delay about such request and shall strive to accomplish that any disclosure of information represents the minimal legally permissible disclosure of confidential information.

7.5.	Seller shall make no press releases in respect to this Agreement, the terms thereof and the information that the Domain Names are transferred from Seller to Purchaser.

7.6.	Seller hereby undertakes to impose the confidentiality obligations under this agreement and under the Confidentiality Agreement to Mr. Alexander Schubert and warrants that all confidentiality obligations shall be equally respected by Mr. Alexander Schubert.

8.	Entire Agreement

8.1.	This Agreement and any schedules or exhibits hereto constitute the entire agreement of Seller and Purchaser with respect to the subject matter hereof and supersede any prior or contemporaneous agreements (whether written or oral) between the Parties with respect to the subject matter contained herein. This Agreement may be amended or modified only by a writing signed by each party hereto. This shall also apply to any amendment or cancellation of this written form clause. An electronic signature via DocuSign fulfills the written form requirement.

8.2.	Notwithstanding the above, the extension of the terms of the Confidentiality Agreement to this Agreement shall be permitted and Confidentiality Agreement and this Agreement shall be considered as entire agreement.

9.	Enforceability

9.1.	The Parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

10.	Governing Law and Jurisdiction

10.1.	This Agreement and all matters relating to or in connection with it (including any dispute arising out of, relating to or in connection with, this Agreement, including any question relating to the existence, validity, interpretation or termination of this Agreement or to any contractual or non-contractual obligation related to the Agreement and any dispute relating to the enforcement of the Agreement) is governed by, and construed in accordance with, the laws of Germany, without reference to conflicts of laws principles and without reference to the provisions of the "United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980" (UN Sales Convention). The Parties submit to the exclusive jurisdiction of the Frankfurt am Main courts. At Purchaser’s request, the Parties shall request the court to treat the Confidential Information as trade secrets within the meaning of section 16 et seq. of the German Act on Trade Secrets (Geschäftsgeheimnisgesetz) or section 172 GVG (Gerichtsverfassungsgesetz) and to take adequate protection measures.

11.	Successors and Assigns

11.1.	The terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective affiliates, administrators, successors and assigns, as the case may be.

12.	Counterparts

12.1.	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and will be deemed fully executed when both parties have affixed authorized signatures, whether or not on a single page. Electronic signature shall be as legally binding for all purposes as an original signature.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above by and through their duly authorized agents.

BioNTech SE	Bion Environmental Technologies, Inc.
/s/ Sierk Poetting	/s/ Mark A. Smith
Name: Sierk Poetting	Name: Mark A. Smith
Title: Managing Director	Title: President